UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 10, 2011

CHINA AMERICA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-87293	82-0326560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 E. Huhua Road, Huating Economic & Development Area, Jiading District,Shanghai, China, 201811
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code    86-21-59974046

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 10, 2011, China America Holdings, Inc. (the “Company”), along with Glodenstone Development Limited, a British Virgin Island company (“Glodenstone”), Mr. Aihua Hu and Ms. Ying Ye, related parties, and the Company’s majority owned subsidiary, Shanghai AoHong Chemical Co., Ltd., a Chinese limited liability company (“AoHong Chemical”) agreed to extend the latest date for obtaining the approval of the Company’s shareholders under the Membership Interest Sale Agreement dated December 23, 2010 entered into among the parties (the “Agreement”) from May 31, 2011 to June 15, 2011. In addition, Glodenstone agreed to extend the Maturity Date under the Purchase Note referred to in the Agreement from May 31, 2011 to June 15, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.21	Extension Agreement dated May 10, 2011 among China America Holdings, Inc., Glodenstone Development Limited, Aihua Hu, Ying Ye, and Shanghai AoHong Chemical Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AMERICA HOLDINGS, INC.

Dated: May 11, 2011	By:	/s/ Shaoyin Wang
Shaoyin Wang
Chief Executive Officer and President